SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 25, 2000


                                  Carson, Inc.
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               (Exact Name of Registrant as Specified in Charter)

Delaware                            1-12271                           06-1428605
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(State or Other Juris-         (Commission File                    (IRS Employer
diction of Incorporation)           Number)                  Identification No.)


64 Ross Road, Savannah, Georgia                                            31405
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(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (912) 651-3400

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          (Former Name or Former Address, if Changed Since Last Report)






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Item 5.           Other Events.

(a)  The Merger

         On February 28, 2000, Carson, Inc., a Delaware corporation (the "Company"), announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 25, 2000, by and among the Company, Cosmair, Inc., a Delaware corporation wholly-owned by L'Oreal, S.A. ("Cosmair"), and Crayon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Cosmair ("Purchaser"), pursuant to which Cosmair will acquire the Company in a two-step transaction.

         To implement the Merger Agreement, Purchaser will commence a cash tender offer to acquire all the issued and outstanding shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") at a price of $5.20 per share net to the seller in cash (the "Offer"). Purchaser's obligation to purchase shares of Class A Common Stock tendered pursuant to the Offer will be subject to the satisfaction of customary conditions, including the expiration or termination of the applicable waiting periods under Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Competition Act of the Republic of South Africa and the valid tender of a majority of the outstanding shares of Company Common Stock (as defined below) on a fully-diluted basis. If the conditions to the Offer are satisfied any and all shares tendered in the Offer must be purchased by Cosmair. The Merger Agreement may be terminated by either party if the Offer is not consummated on or prior to July 31, 2000.

         If the Offer is successfully completed, Purchaser will be merged with and into the Company (the "Merger"), with the Company becoming a wholly-owned subsidiary of Cosmair. Consummation of the Merger is subject to the approval of the Company's stockholders. Cosmair and Purchaser have agreed in the Merger Agreement to vote all shares of Class A Common Stock purchased in the Offer in favor of the Merger. The Majority Stockholders (as defined below) will also be required to vote their shares of Class C Common Stock, par value $.01 per share, of the Company ("Class C Common Stock" and, together with the Class A Common Stock, "Company Common Stock"), in favor of the Merger in the event that they are not required to convert their shares of Class C Common Stock into shares of Class A Common Stock and tender their shares to Purchaser pursuant to the Stockholders Agreement, as described below. In the Merger, all shares of Company Common Stock not purchased in the Offer will be converted into the right to receive the cash amount payable in the Offer, without interest.

         To induce Cosmair and Purchaser to enter into the Merger Agreement, certain stockholders of the Company (the "Majority Stockholders") entered into a Stockholders Agreement, dated February 25, 2000, with the Company, Cosmair and Purchaser (the "Stockholders Agreement"). Collectively, the Majority Stockholders own shares of Company Common Stock representing approximately 48% of the outstanding shares of Company Common Stock on a fully-diluted basis and approximately 88% of the voting power of all outstanding shares of Company Common Stock. In the Stockholder Agreement, the Majority Stockholders agreed, among other things, (i) subject to at least 565,857 shares of Class A Common
Stock being tendered in the Offer, to convert their shares of Class C Common Stock into shares of Class A Common Stock and to tender all of their shares of

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Company  Common  Stock in the  Offer,  and (ii) in the  event  that they are not required to so convert their shares of Class C Common Stock, to vote their shares of Class C Common Stock in favor of the Merger.

         The Merger Agreement and the Stockholders Agreement are attached hereto as Exhibits 2 and 10.1, respectively and are incorporated herein by reference.

         Additional information with respect to the transaction is included in the press release issued February 28, 2000, attached hereto as Exhibit 99.

(b)  The Settlement

         On February 25, 2000, Carson Products Company, a wholly-owned subsidiary of the Company ("CPC"), entered into a settlement agreement (the "Settlement Agreement") with mutual releases (the "Releases") with AM Cosmetics Corp., a Delaware corporation ("AMC"), and AM Products Company, a Delaware corporation ("AMP"), to resolve the following litigation proceedings: the arbitration proceeding commenced by AMC against CPC before the American Arbitration Association, entitled AM Cosmetics, Inc. v. Carson Products Company, Case No. 13-181-01123-98 (the "Arbitration"); the lawsuit brought by CPC against AMC in the Superior Court of Fulton County, State of Georgia, entitled Carson
Products  Company,  a Delaware  Corporation  v. AM  Cosmetics,  Inc., a Delaware
Corporation, Civil Action No. 1999CV08276 (the "Lawsuit"); and the Verified Complaint for Declaratory Judgment filed by CPC against AMC and AMP in the Superior Court of the State of New Jersey, Chancery Division, for Bergen County, entitled Carson Products Company v. AM Cosmetics Corp. and AM Products Company (the "New Jersey Action").

         Pursuant to the Settlement Agreement, CPC agreed to make a settlement payment totaling $2,000,000 to AMP. CPC paid AMP $1,000,000 on February 25, 2000 upon execution of the Settlement Agreement, and agreed to make the remaining $1,000,000 settlement payment on or prior to the earlier of July 31, 2000 or the closing of the Merger (the "Second Payment"). In addition, all shares of preferred stock of AMC owned by CPC were surrendered to AMC and appropriate filings have been made terminating with prejudice each of the Arbitration, the Lawsuit and the New Jersey Action.

         In connection with the settlement, six directors of the Company caused GrandBank, a Maryland state chartered bank, to issue an irrevocable letter of credit (the "Letter of Credit") in the amount of $690,000 for the benefit of AMP to secure a portion of the Second Payment. AMP is entitled to make a draw down under the Letter of Credit to the extent that the Second Payment has not been made on or prior to March 31, 2000. The Company is required to reimburse such directors pursuant to a letter agreement among the Company and such directors (the "Letter of Credit Reimbursement Agreement"), for any amounts drawn down under the Letter of Credit in circumstances in which the Merger is not consummated, together with interest thereon at the rate of 12% per annum from the date of the draw down to the date of reimbursement. The Company is required to reimburse such directors for any amounts drawn down under the Letter of Credit in excess of $531,492 in circumstances in which the Merger is consummated (the first $531,492 of reimbursement in such circumstance being the responsibility of the Company's largest stockholder, DNL Partners Limited

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Partnership),  together with interest  thereon at the rate of 12% per annum from the date of the draw down to the date of reimbursement.

         Cosmair conditioned its willingness to enter into the Merger Agreement on CPC's settlement of all disputes with AMP and AMC arising out of any business relationships between them. The Company believes that it was in the Company's best interest to settle the controversies between the parties and the financial terms of the settlement will not have a material adverse effect on the Company.

         The Settlement Agreement, each of the Releases and the Letter of Credit Reimbursement Agreement are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively and are incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                 Not Applicable.

(b)                                 Not Applicable.

(c)  Exhibit No.          Description

       (2) Agreement and Plan of Merger, dated as of February 25, 2000, by and among Cosmair, Inc., Crayon Acquisition Corp. and Carson, Inc.

       (10.1) Stockholders Agreement, dated as of February 25, 2000, among Cosmair, Inc., Crayon Acquisition Corp., Carson, Inc. and the stockholders of the Company signatory thereto.

       (10.2) Settlement Agreement, dated as of February 25, 2000, among Carson Products Company, AM Cosmetics Corp. and AM Products Company.

       (10.3) Release, dated as of February 25, 2000, by Carson Products Company in favor of AM Cosmetics Corp. and AM Products Company.

       (10.4)             Release,  dated  as  of  February  25,  2000,  by   AM
                          Cosmetics Corp. and AM Products Company in favor of Carson Products Company.

       (10.5) Letter Agreement, dated as of February 25, 2000, among Carson, Inc. and certain directors of the Company.

       (99)               Carson, Inc. Press Release, dated February 28, 2000.

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                                  SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CARSON, INC.



Date:  March 2, 2000                     By:  /S/Robert W. Pierce
                                                  Name:  Robert W. Pierce
                                                  Title: Vice President and
                                                         Chief Financial Officer

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                                  CARSON, INC.

                   EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

                                     Exhibit


         (2) Agreement and Plan of Merger, dated as of February 25, 2000, by and among Cosmair, Inc., Crayon Acquisition Corp. and Carson, Inc.

         (10.1) Stockholders Agreement, dated as of February 25, 2000, among Cosmair, Inc., Crayon Acquisition Corp., Carson, Inc. and the stockholders of the Company signatory thereto.

         (10.2) Settlement Agreement, dated as of February 25, 2000, among Carson Products Company, AM Cosmetics Corp. and AM Products Company.

         (10.3) Release, dated as of February 25, 2000, by Carson Products Company in favor of AM Cosmetics Corp. and AM Products Company.

         (10.4) Release, dated as of February 25, 2000, by AM Cosmetics Corp. and AM Products Company in favor of Carson Products Company.

         (10.5) Letter Agreement, dated as of February 25, 2000, among Carson, Inc. and certain directors of the Company.

         (99)       Carson, Inc. Press Release, dated February 28, 2000.

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